SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):
March 29, 2006

EQUITEX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12374	84-0905189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7315 East Peakview Avenue
Englewood, Colorado 80111
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (303) 796-8940

________________________________________
(Former name or former address, if changed since last report.)

Item 3.02 Unregistered Sales of Equity Securities.

Effective on March 29, 2006, Equitex, Inc. (“Equitex” or the “Registrant”) issued, in an inter-company transaction to its majority owned subsidiary, FastFunds Financial Corporation (“FastFunds”) through FastFunds’ wholly owned subsidiary Chex Services, Inc., 1,200,000 shares of the Registrant’s $0.01 par value common stock (the “Exchange Shares”) in payment and satisfaction of outstanding notes and accounts payable of the Registrant in favor of FastFunds in the aggregate amount of $6,496,268 in principal and interest. Pursuant to an agreement between the parties, the Exchange Shares had a value of $5.41 per share. Because the Exchange Shares were issued to the Registrant’s majority owned subsidiary, they will be accounted for as treasury shares by Equitex until such time as they are disposed of, or FastFunds ceases to be a majority owned subsidiary, and only if and when either such event may occur. The shares will therefore not be considered outstanding in the Company’s financial statements upon their issuance.

Equitex offered and sold the Exchange Shares in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder, for offers and sales of securities that do not involve a public offering. The Exchange Shares may not be resold inside or outside of the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITEX, INC.

Date: April 4, 2006	By: /s/ Thomas B. Olson
Thomas B. Olson, Secretary